SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 N. 13th Avenue P.O. Box 988 Laurel, Mississippi	39440

(Address of principal executive offices)	(Zip Code)

(601) 649-4030
(Registrant’s telephone number, including area code)

Not applicable. (Former name or former address, if changed since last report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On October 21, 2004, the Registrant issued a press release announcing that its Board of Directors elected Lampkin Butts as President and Chief Operating Officer of the Registrant. Mr. Butts’ election was effective immediately. Mr. Butts, age 53, served since 1996 as Vice President-Sales for the Registrant. Prior to 1996, he served as Director of Processing and Sales for the Registrant. Mr. Butts is a member of the Company’s Executive Committee. The Registrant and Mr. Butts have not entered into an employment agreement with respect to his new position. Joe F. Sanderson, Jr., who was President of the Registrant prior to Mr. Butts’ election as President and Chief Operating Officer, will continue as Chief Executive Officer and Chairman of the Board of the Registrant.

The press release announcing Mr. Butts’ election is filed herewith as Exhibit 99.

Item 5.03       Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)    Effective October 21, 2004, the Registrant’s Board of Directors amended the Registrant’s Bylaws to permit separation of the office of President from the office of Chief Executive Officer, to provide that the President shall be the Chief Operating Officer if another person is named Chief Executive Officer, to permit (rather than require) the Corporation to have one or more Vice Presidents, and to make related changes.

A complete copy of the Bylaws as amended is filed herewith as Exhibit 3.

Section 9 – Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

(c) The following exhibits are filed with this Current Report:

Exhibit No.	Description

3	Bylaws of the Registrant, as amended on October 21, 2004.

99	Press release of Sanderson Farms, Inc. dated October 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.
(Registrant)

Date: October 27, 2004	By:	/s/ D. Michael Cockrell D. Michael Cockrell Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3	Bylaws of the Registrant, as amended on October 21, 2004.

99	Press release of Sanderson Farms, Inc. dated October 21, 2004.